Proprietary Information and Confidential - For Internal Use Only

Good Hill Partners LP

CODE OF ETHICS

&
PERSONAL TRADING POLICY

Dated: January 27, 2020

Good Hill Partners LP

Code of Ethics & Personal Trading Policy TABLE OF CONTENTS

Section	Page

SECTION 1: INTRODUCTION AND OVERVIEW    4
SECTION 2: GENERAL STANDARDS OF BUSINESS CONDUCT    4

2.1	General Policy 5

2.2	Guiding Principals and Standards of Conduct 6

2.3	Sub-Advisory Compliance Requirements and Certifications to Investment Companies 6
SECTION 3: CONFLICTS OF INTERESTS    7

3.1	Identification and Resolution of Potential Conflicts of Interest 7

3.2	Disclosure of Personal Interests in Transactions 8

3.3	Gifts and Entertainment Policies and Restrictions 8

3.4	Political Contributions 11

3.5	Outside Business Activities 13

3.6	Disclosure of Conflicts of Interest 14
SECTION 4: PERSONAL SECURITIES TRANSACTIONS, REPORTING AND CERTIFICATIONS    15

4.1	Reportable Securities 15

4.2	Exempt Securities 15

4.3	Beneficial Ownership 16

4.4	Initial and Annual Holdings Report and Certification of Compliance 16

4.5	Quarterly Securities Transactions Report 17

4.6	Personal Accounts Managed By Third Parties and Trust Accounts 18

4.7	Temporary Employees, Interns and Consultants 18

4.8	Confidentiality of Reports 19
SECTION 4: PERSONAL SECURITIES TRANSACTION POLICIES    19

5.1	Personal Trading Policy 19

5.2	Pre-Clearance Procedures 20

5.3	Pre-Clearance of Limited Offerings and Initial Public Offerings 20

5.4	Restricted List 21

SECTION 5: ADMINISTRATION AND ENFORCEMENT OF THE CODE OF
ETHICS    23

6.1	Training and Education 23

6.2	Compliance Reviews 23

6.3	Remedial Actions 24

6.4	Reporting of Violations 24
SECTION 7: INSIDER TRADING    25
SECTION 8: FCPA PREVENTION OF BRIBERY    25
SECTION 9: RECORD KEEPING    25
APPENDICES
Appendix A: INITIAL SECURITIES HOLDINGS REPORT AND CERTIFICATION    26
Appendix B: ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION    27
Appendix C: LIMITED OFFERING & IPO REQUEST AND REPORTING FORM    28
Appendix D: QUARTERLY SECURITIES TRANSACTIONS REPORT    29
Appendix E: SAMPLE BROKERAGE LETTER    30
Appendix F: POLICIES AND PROCEDURES TO DETECT AND PREVENT INSIDER
TRADING    31
Appendix G: TRADE AUTHORIZATION REQUEST FORM    36
Appendix H: ACCESS PERSON INITIAL/ANNUAL CERTIFICATION FOR THIRD PARTY DISCRETIONARY AND TRUST ACCOUNTS    37
Appendix I: POLITICAL CONTRIBUTION REPORTING/DISCLOSURE FORM    38

1.	INTRODUCTION AND OVERVIEW

Good Hill Partners LP (“Good Hill”), a Securities and Exchange Commission (“SEC”) registered investment adviser, currently provides investment management services to (i) privately offered investment funds (the “Fund(s)”), separate managed accounts (“SMA’s”) and
(iii) sub-advised sleeves of investment companies. Each partner, officer, director (or other person occupying a similar status or performing similar function) or employee of Good Hill, or other person who provides investment advice on behalf of Good Hill and is subject to the supervision and control of Good Hill (a “Supervised Person”) 1 owes a fiduciary duty to their clients.2 Accordingly, Supervised Persons must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of clients. This “Good Hill Partners LP Code of Ethics & Personal Trading Policy", (the “Code of Ethics”) has been adopted by Good Hill in accordance with Rule 204A-1 and Rule 204-2 under the Investment Advisers Act of 1940 (the “Advisers Act”). The Code of Ethics has also been adopted by Good Hill in the context as a sub-adviser to Investment Companies under Rule 17j-1 of the Investment Company Act of 1940. Supervised Persons of Good Hill shall be subject to the Code of Ethics which includes policies and procedures with respect to the personal trading of Supervised Persons.

It is imperative that each Supervised Person reads, understands and adheres to the policies and procedures set forth in Good Hill’s compliance policies and procedures manual (the “Compliance Manual”) and this Code of Ethics. Failure to do so may result in disciplinary action by Good Hill, which may range from a letter of reprimand to termination of employment.

This Code of Ethics is subject to modification and further development from time to time. Good Hill, in its sole and absolute discretion, may amend, modify, suspend or terminate any policy or procedure contained in this Code of Ethics, at any time without prior notice. Good Hill will endeavor to promptly inform its employees of any relevant changes. Good Hill has sole and absolute discretion to interpret and apply the policies and procedures established herein and to make all determinations of fact with respect to their application.

2.	GENERAL STANDARDS OF BUSINESS CONDUCT

1 “Supervised Person(s)” means: (i) directors, officers, and partners of Good Hill (or other persons occupying a similar status or performing similar functions); (ii) any employee of Good Hill; or (iii) any other person who provides advice on behalf of Good Hill and is subject to Good Hill’s supervision and control. For the purposes of this Code, any reference to “employees” also means Supervised Persons as all employees are Supervised Persons.

2 The term “clients” refers to Good Hill’s private investment funds (pooled vehicles) (“Fund(s)”) and separate managed account clients (each, an “SMA”) and investment companies under a sub-advisory relationship with Good Hill (“Investment Company”). The term “investors” refers to the limited partners or shareholders, as applicable, of the Funds and the SMA clients.

Each Good Hill Supervised Person owes a fiduciary duty to their clients. Each Good Hill Supervised Person wholly adopts and accepts his duty as a fiduciary to render professional, continuous and unbiased investment service. Fundamental to that duty is that: (i) all Supervised Persons have knowledge of and adhere to the federal securities laws governing the financial services industry; (ii) all personal transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility; (iii) all clients be treated fairly and equitably; and, (iv) all client information be protected.

Good Hill is committed to conducting its investment advisory business in accordance with the highest legal and ethical standards in furtherance of the interests of its clients and in a manner that is consistent with all applicable laws, rules and regulations. It is the responsibility of each of Good Hill’s partners, officers and employees to act at all times in a manner consistent with this commitment.

2.1	General Policy

All Supervised Persons subject to this Code of Ethics must observe all standards of this Code of Ethics including the following:

•
Place client interests ahead of Good Hill’s interests – As a fiduciary, Good Hill must serve its clients’ best interests. In other words, Good Hill employees may not benefit at the expense of clients. This concept is particularly relevant when employees are making personal investments in securities traded by Good Hill’s clients.

•	Engage in personal investing that is in full compliance with the Code of Ethics – Employees must review and abide by Good Hill’s Personal Securities Transaction and Insider Trading Policies.

•
Avoid taking advantage of the employee’s position – Employees must not accept investment opportunities, gifts, entertainment or other gratuities from individuals seeking to conduct business with Good Hill, or on behalf of a client, where such opportunities, gifts, entertainment or gratuities could create the appearance of impropriety or might otherwise influence a decision to conduct business with such other party.

•
Maintain full compliance with the federal securities laws[3] – It is Good Hill’s policy that employees must abide by the standards set forth in Rule 204A-1 (the “code of ethics rule”) for SEC registered investment advisers under the Advisers Act.

3 “Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes- Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to Funds and investment advisers, and any rules adopted hereunder by the SEC or the Department of the Treasury.

Any questions with respect to Good Hill’s Code of Ethics should be directed to the Chief Compliance Officer (the “Chief Compliance Officer”). As discussed in greater detail below and subject to Section 6.4, employees must promptly report any violations of the Code of Ethics to the Chief Compliance Officer. All reported Code of Ethics violations may be treated as being made on an anonymous basis where needed and/or discussed with the firm’s General Counsel.

2.2	Guiding Principles and Standards of Conduct

All employees and members of Good Hill, and consultants closely associated with Good Hill, will act with competence, dignity and integrity, and in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow employees. The following set of principles frames the professional and ethical conduct that Good Hill expects from its employees and consultants:

•
act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets;

•	place the integrity of the investment profession, the interests of clients, and the interests of Good Hill above one’s own personal interests;

•	adhere to the fundamental standard that the employee or consultant should not take inappropriate advantage of his position;

•	conduct all personal securities transactions in a manner consistent with this policy;

•
use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession;

•	promote the integrity of, and uphold the rules governing, capital markets;

•	maintain and improve his professional competence and strive to maintain and improve the competence of other investment professionals; and

•	comply with applicable provisions of the federal securities laws.

2.3	Sub-Advisory Compliance Requirements and Certifications to Investment Companies

Rule 38a-1 under the Investment Company Act of 1940 (the “1940 Act”) requires each registered investment company to adopt written policies and procedures reasonably designed to prevent the investment company from violating federal securities laws, including policies and procedures that provide for the oversight of compliance by each investment adviser and sub- adviser of the Investment Company.

Good Hill as a sub-adviser to Investment Companies is required to comply with their existing compliance policies and procedures and be subject to reporting obligations and periodic certifications. As an SEC registered investment adviser, Good Hill’s compliance policies and procedures including the Code of Ethics are designed to comply with these requirements. Additionally, Good Hill will:

•	provide a copy of the Code of Ethics and changes thereof to the Investment Company’s Chief Compliance Officer and the Board of Directors when requested;

•	provide a copy, with reasonable notice, of any material changes to the Code of Ethics; and

•	provide periodic certifications and reports to the Investment Company regarding the Code of Ethics and any violations thereof as requested.

3.	CONFLICTS OF INTERESTS

3.1	Identification and Resolution of Potential Conflicts of Interests

The SEC indicated in its adopting Release No. 2204 that each investment adviser, in designing its policies and procedures, should first identify conflicts and other compliance factors creating risk exposure for the firm and its clients in light of the firm's particular operations and then design policies and procedures that address those risks. Good Hill has a duty to identify and manage all practices and activities that create even the appearance of a conflict of interest. To this end, any employee who becomes aware of a practice or activity that appears to create a potential conflict of interest is required to promptly notify the Chief Compliance Officer. Additionally, in order to identify the existence of a conflict of interest, employees are required to notify the Chief Compliance Officer prior to engaging in any of the following activities:

•	Good Hill or its employees receive compensation or other financial benefits (such as discounts on products and services) from an issuer or affiliates of issuers of securities owned by a client.

•
Good Hill or its employees engage in outside business activities involving an issuer or affiliate of an issuer of securities owned by a client. Also reference Section 3.5 - Outside Business Activities.

•	Employees serve on the board or an advisory committee of a private or public company issuer in which a client is invested. Also reference Section 3.5 - Outside Business Activities.

•	Employees (and/or their family members) serve as officers, directors and/or board members of publicly-traded companies. Also reference Section 3.5 - Outside Business Activities.

•	Employees become personally involved in joint business ventures with an issuer or affiliate of an issuer of securities owned by a client.

•	Good Hill or its employees lend money to a client or investor.

•	Employees are directly entitled to receive fees or other benefits from a client or investor.

•	A third-party investor, co-investor (or entity related to such investor) provides products or services to Good Hill or its employees.

•	Employees (and/or their family members) are employed by another investment adviser or broker dealer.

•	Employees (and/or their family members) work at a company with which Good Hill conducts or seeks to conduct business.

•	Good Hill conducts principal transactions, which may include loans, between a Supervised Person’s personal account or ownership entity or proprietary account and a client.

3.2	Disclosure of Personal Interest in Transactions

It is a conflict of interest to recommend any security to a client, or to direct any transaction for a client in that security, if a Good Hill employee has a personal interest in that security. Therefore, if a Good Hill employee has a personal interest in a security (other than an interest in a Fund), he must disclose that interest to the Chief Compliance Officer before recommending that security or before directing an investment decision with respect to that security. If a Good Hill employee has the power to direct any transaction in any such security, investment employees with no personal interest in such security must review such an investment decision.

3.3	Gifts and Entertainment Policies and Restrictions

Providing or Receiving Excessive Gifts or Entertainment is Prohibited

Subject to the restrictions as cited in this policy, Good Hill or its employees may provide or accept only business-related meals, entertainment, gifts, or favors when the value involved is not significant and clearly will not create any material conflict of interest or an obligation to the donor. Ordinary and usual business entertainment provided by Good Hill or a third party firm or its associated persons is generally permitted so long as it is neither so frequent nor so extensive as to raise any question of propriety and also serves a business purpose.

Approval Required for Receipt or Giving of Gifts in Excess of $250 per Instance

Subject to certain restrictions as cited in this policy (e.g., with respect to employees of the 1940 Act sponsors and their affiliates and broker-dealer counterparties), all Good Hill or its employees must obtain approval of the Chief Compliance Officer before giving gifts to an outside business person with an approximate aggregate value in excess of $250 per instance. Under no circumstances may any Good Hill employee, in their capacity as a Good Hill employee, initiate or encourage the provision of a gift from any other person or organization. For the avoidance of doubt, this policy regarding gifts also applies to interactions with government entities (both domestic and international) and their employees. Any inadvertent receipt of gifts by Good Hill or its employees from any outside business person with an approximate aggregate value in excess of $250 per instance must be promptly reported to the Chief Compliance Officer, who will determine whether such gift, depending on the circumstances involved and the relationship with the business person, must be returned to the outside business person.
Reporting and Approvals Required for Entertainment in Excess of $500 per Instance Subject to certain restrictions as cited in this policy (e.g., with respect to employees of the
1940 Act sponsors and their affiliates and broker-dealer counterparties), all Good Hill or its employees must obtain approval of the Chief Compliance Officer before providing entertainment to any outside business person with an approximate aggregate value in excess of $500 per instance. Under no circumstances may any Good Hill employee, in their capacity as a Good Hill employee, initiate or encourage the provision of entertainment from any other person or organization. Any receipt of entertainment by Good Hill or its employees from an outside business person with an approximate aggregate value in excess of $500 per instance must be promptly reported to the Chief Compliance Officer.

Restrictions on Gifts and Entertainment Related to 1940 Act Sponsors, Affiliates and Broker Dealer Counterparties

Section 17(e)(1) of the 1940 Act states that it shall be unlawful for any affiliated person of a registered investment company, or any affiliated person of such person “acting as agent, to accept from any source any compensation (other than a regular salary or wages from such registered company) for the purchase or sale of any property to or for such registered company or any controlled company thereof, except in the course of such person’s business as an underwriter or broker.” Under section 2(a)(3)(E) of the 1940 Act, a fund’s investment adviser is an affiliated person of the fund and under section 2(a)(3)(D), the investment adviser’s officers, directors and employees, among others, are affiliated persons of the investment adviser and are second-tier affiliates of the fund.

The prohibition in section 17(e)(1) generally applies whenever fund advisory personnel, acting as agent, accept from any source any compensation (other than regular salary or wages from the fund) for the purchase or sale of any property to or for the fund. For example, if a fund’s portfolio manager accepts any gifts or entertainment from a broker-dealer for the purchase or sale of the fund’s portfolio securities, the portfolio manager has violated section 17(e)(1).

Rule 38a-1 also requires fund boards to approve the policies and procedures of fund service providers, including investment advisers, and requires the fund’s compliance policies and procedures to include provisions for fund compliance oversight of its service providers.

Good Hill as a sub-adviser to Investment Companies and its employees are deemed as affiliated persons to the registered investment companies and is required to comply with Section 17(e)(1) of the 1940 Act, the existing compliance policies and procedures of the 1940 Act sponsors and be subject to due diligence reviews and reporting obligations. As such, Good Hill has placed the following restrictions in regards to gifts and entertainment involving the investment companies where Good Hill is a sub-adviser, the 1940 Act sponsors and their affiliates and other broker dealer counterparties that do business with Good Hill.

1.	Gifts

No gifts of any value should be given, received or accepted by Good Hill or any employee for the purchase or sale of the fund’s portfolio securities or other favors. Good Hill and its employees are permitted to provide or accept gifts with an approximate value of $100 with respect to business persons associated with the 1940 Act sponsors or their affiliates or broker dealer counterparties. The giving of a gift of over $100 to employees of the 1940 Act sponsors and their affiliates or broker-dealer counterparties will need to be pre-cleared by the Chief Compliance Officer. Any inadvertent receipt of gifts with an approximate value of over $100 by Good Hill or any employee with respect to employees of the 1940 Act sponsors and their affiliates or broker-dealer counterparties must be promptly reported to the Chief Compliance Officer. Depending on the circumstances involved and the nature and value of the gift, such gifts may be returned to the business person or be given to a charity organization as determined by Good Hill.

2.	Entertainment

No entertainment of any value should be given, received or accepted by Good Hill or any employee for the purchase or sale of the fund’s portfolio securities or other favors. Good Hill and its employees are permitted to provide or accept entertainment with an approximate value of $250 with respect to business persons associated with the 1940 Act sponsors or their affiliates or broker-dealer counterparties; contingent on the entertainment received or provided is for a business purpose and such events are not frequent as determined by the Chief Compliance Officer. The provision or acceptance of entertainment over $250 to employees of the 1940 Act sponsors and their affiliates or broker-dealer counterparties will need to be pre-cleared by the Chief Compliance Officer.

Restrictions on Gifts and Entertainment Related to ERISA Fiduciaries

Providing or receiving excessive gifts or entertainment from others who may represent ERISA fiduciaries is prohibited. Giving extravagant gifts or entertainment to the fiduciary of an account can be construed as an inducement to such fiduciary to allocate client assets on a basis other than the suitability of the manager. Further, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and many state laws (with respect to state plans) prohibit such gifts. In any case, no gifts or entertainment of any value should be given with respect to any vendor, ERISA benefit plan investor or state or municipal pension plan without prior approval of the Chief Compliance Officer.

Restrictions on Gifts and Entertainment Related to Foreign Public Officials

Good Hill is also subject to the laws of other countries. Almost all countries have laws prohibiting corruption of their own government officials, and many countries have laws criminalizing corruption of other countries’ officials. For example, the anti-corruption statutes of the United Kingdom (UK) criminalize corruptly giving or offering payment or other advantages to foreign public officials, such as U.S. officials. It is Good Hill’s policy to comply fully with the U.S. Foreign Corrupt Practices Act (FCPA), the UK Bribery Act and similar anti-corruption laws of other nations that make it unlawful for companies, their subsidiaries, and their employees or agents to bribe anyone for the purpose of obtaining or retaining business or securing an unfair business advantage.

Good Hill or its employees are not, under any circumstances, permitted to make a payment or give other benefits to any foreign public official with the corrupt intent of obtaining or retaining business or a business advantage for Good Hill or with the intent to influence the recipient to act improperly or inconsistently with their lawful duties. In any case, no gifts or entertainment of any value should be given with respect to any foreign public official without prior approval of the Chief Compliance Officer.

Gift and Entertainment Log

The Chief Compliance Officer will maintain a gift and entertainment log disclosing the type and dollar amount of any reportable business-related gifts or entertainment.

3.4	Political Contributions

Political Contributions Policy

It is Good Hill’s policy to comply with Rule 206(4)-5 under the Advisers Act (the “Political Contributions Rule”).

•
The Political Contributions Rule states that if a Covered Associate, as defined below, makes a contribution, including a gift, subscription, loan advance or anything of value, other than de minimis contributions, which are defined as $350 if the employee is entitled to vote for the candidate and $150 if the employee is not entitled to vote for the candidate, to an official of a Government Entity, then Good Hill is prohibited from receiving compensation from that entity (e.g. as a client) for 2 years. Good Hill will also need to look back for a 2 year period from the time of the contribution. Any compensation received by Good Hill that violates the 2 year restriction may need to be refunded.

•	The Political Contributions Rule applies to “contributions” made on or after March 14, 2011, by Covered Associates of investment advisers who advise “Government Entities” as defined below.

•	“Contributions” are defined as any gift, subscription, loan, advance or anything of value. The Political Contributions Rule applies to contributions made directly and indirectly.

•
“Covered Associates” include partners, executive officers, vice presidents in charge of a principal business unit, or persons with similar functions and persons who solicit Government Entities (and their supervisors).

•
“Government Entities” include any state or political subdivision (i.e., local or municipal) including: (i) an agency or authority of a state, local or municipal subdivision; (ii) a plan or program of a state, local or municipal subdivision; and (iii) officers, agents or employees of a state, local or municipal subdivision acting in their official capacity.

•	The Political Contributions Rule generally also prohibits payments to third parties for soliciting advisory business unless the solicitor is an adviser or a broker-dealer.

•
While the Political Contributions Rule generally applies to contributions to state or local officials, it also applies to federal officials running for state office and state officials running for federal office.

•
Covered Associates should be aware that certain state and local government jurisdictions may have additional regulations and restrictions including potential registration requirements that apply to the receipt of political contributions to officials of those jurisdictions.

•	The Chief Compliance Officer will train all employees initially and annually with respect to the requirements of the Political Contributions Rule.

Chief Compliance Officer Approvals, Certifications and Procedures

Good Hill, as a firm, and its employees may not make a political contribution whether by paid funds, use of merchandise or services either directly or indirectly, to a political candidate or party, committee, organization or incumbent, except if legally permissible and unless approved in advance in writing by the Chief Compliance Officer.

Newly hired Good Hill employees are also required to certify with respect to any prior political contributions made within the last 2 years from the employee start date, and current Good Hill employees may be required to certify with respect to any political contributions on a periodic basis by completing Appendix I - Political Contribution Reporting/Disclosure Form.

Records Related to Political Contributions

Good Hill’s Chief Compliance Officer maintains a “Political Contributions Matrix” that identifies records that are required to be maintained in accordance with the Political

Contributions Rule.    The following lists and/or records will be maintained by Good Hill in regards to political contributions:

•	The names, titles, business and residence addresses of all Covered Associates.

•
All direct or indirect contributions made by Good Hill or any of its Covered Associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee. Records relating to the contributions and payments must be listed in chronological order and indicate (1) the name and title of each contributor; (2) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment; (3) the amount and date of each contribution or payment; and (4) whether any such contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(2) under the Advisers Act.

•
All Government Entities to which Good Hill provides or has provided investment advisory services, that are currently or were investors in any covered investment pool to which Good Hill provides or has provided investment advisory services, as applicable, in the past five years, but not prior to September 13, 2010.

•	The name and business address of each regulated person to whom Good Hill provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services.

•	List of Government Entities that are Clients / Investors.

3.5	Outside Business Activities

Any employment or other outside activity by an employee of Good Hill may result in possible conflicts of interest for the employee or for the firm and therefore must be reviewed and approved by the Chief Compliance Officer. Outside activities that must be reviewed and approved include, but are not limited to, the following:

•	Employment for compensation by any other entity, including board memberships, advisory positions, trade group positions;

•	Active involvement in any other business including part-time, evening or weekend employment;

•	Active involvement in any activities related to personal investments such as local businesses, real estate investments or family businesses;

•	Serving as an officer, director, partner, etc. in any public or private entity;

•	Providing any advice about investments; and

•	Any public speaking or writing beyond the scope of Good Hill activities.
Written approval by the Chief Compliance Officer for any of the above activities must be obtained by an employee before undertaking any such activity so that a determination can be made that the activities do not interfere with any of the employee’s responsibilities with Good Hill and so that any conflicts of interest with respect to such activities may be addressed.

Restrictions on Serving as a Director

Good Hill employees must receive pre-clearance from the Chief Compliance Officer before serving on any board of directors or investment committee (other than that of Good Hill), whether for a for-profit organization or a non-profit organization.

Preclearance will be granted only when board service will not be inconsistent with the interests of the clients and the employee’s obligations to Good Hill. If board service is authorized, Good Hill will establish appropriate procedures to ensure that neither the employee nor Good Hill obtains or uses confidential information about the other organization. Any employee currently serving on a board (or a similar body) or the investment committee of any organization must disclose this information in writing to the Chief Compliance Officer, who may require that the employee resign from the board or committee. Preclearance is always required, both for new employees already serving on boards and for existing employees who may wish to serve an additional term.

Relationships with Outside Vendors

Good Hill employees should be careful when doing business on behalf of Good Hill with outside vendors (“Vendors”) with which a Good Hill employee has a financial interest or family or personal relationship. These situations present conflicts of interest that may impair the employee from acting solely in the best interests of Good Hill and its clients. When an employee learns that Good Hill is, or is considering, doing business with a Vendor with which that or another employee has a financial, family or personal relationship, the employee should disclose that information immediately to the Chief Compliance Officer. While there is no absolute prohibition against holding a financial interest in or having a family or personal relationship with a Vendor, Good Hill will examine these situations, before the relationship with Good Hill begins to the extent practicable, so that Good Hill can evaluate any potential conflicts of interest.

In evaluating these situations, a conflict of interest will be presumed to exist when an employee who has a financial, family or personal relationship with a Vendor approves the use of the Vendor or negotiates the terms of the agreement with the Vendor. Certain mitigating facts can overcome this presumption. Factors that will be considered include the significance of the financial interest, the degree of the family or personal relationship and whether the fairness of the price of the goods or services can be determined independently.

3.6	Disclosure of Conflicts of Interest

Any Good Hill employee who becomes aware of any practice that arguably involves Good Hill in a conflict of interest and is not sure whether the practice has been fully and accurately disclosed to clients or whether clients have consented to the practice should promptly contact the Chief Compliance Officer. In assisting the Chief Compliance Officer in formulating appropriate disclosures, Good Hill’s employees must bear in mind that Good Hill will not be deemed to have properly obtained consent from a particular client or investor unless the disclosure relating to the conflict is materially accurate, complete and understandable by that particular client or investor.

4.	PERSONAL SECURITIES TRANSACTIONS, REPORTING AND CERTIFICATIONS

Each newly hired Supervised Person will be provided with a copy of the Code of Ethics upon commencement of employment. As a condition of employment, each Supervised Person who is deemed as an Access Person4 will also be required to provide all necessary information regarding current security holdings, transactions and other private investment holdings where they have beneficial ownership. Good Hill takes the position that all employees who are Supervised Persons are also deemed as Access Persons.

4.1	Reportable Securities

Good Hill will regard the following as reportable securities (“Reportable Securities”) for purposes of complying with this policy: any note, stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, fractional undivided interest in oil, gas, or other mineral rights, any options, or in general, any interest or instrument commonly known as a security. In addition, shares issued in exchange-traded funds (whether or not organized as unit investment trusts) are considered Reportable Securities.5

4.2	Exempt Securities

Treasury securities, certificates of deposit, commercial paper and other similar money market instruments, shares of open-end mutual fund companies and unit investment trusts (except those open-end mutual funds companies and unit investment trusts that are advised or sub-advised by Good Hill) are exempt securities (“Exempt Securities”) and as such, are not required to be reported by employees under the Personal Securities Transaction Policy.

4 “Access Person(s)” means: (i) a Supervised Person who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any portfolio or account; or (ii) a Supervised Person who is involved in making securities recommendations to clients on behalf of Good Hill (including Portfolio Managers, Supervisory Personnel, Operational Personnel, Sales Assistants, Administrators, Traders, Analysts and any other persons who may have access to such recommendations), or has access to such recommendations that are nonpublic.

5 Certain cryptocurrencies and digital tokens / virtual currencies are deemed as “securities”; therefore, Good Hill’s policy requires that all such investments in cryptocurrencies and digital tokens or assets are reportable securities.

4.3	Beneficial Ownership

Employees are considered to have beneficial ownership of securities (“Beneficial Ownership”) if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

•
securities held by members of employees’ immediate family sharing the same household. Immediate family means any relative, spouse or significant other, or relative of the spouse or significant other of an employee;

•	an employee’s interest as a general partner in securities held by a general or limited partnership; and

•	an employee’s interest as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by employees of securities held by a trust:

•	ownership of securities as a trustee where either the employee or members of their immediate family have a vested interest in the principal or income of the trust;

•	ownership of a vested beneficial interest in a trust; and

•	an employee’s status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for the employee to revoke the trust.

4.4	Initial and Annual Holdings Report and Certification of Compliance

Initial Holdings Report and Certification

All newly hired employees will certify in writing, on the “Initial Securities Holdings Report and Certification” attached as Appendix A, that they have: (i) received a copy of the Code of Ethics; (ii) read and understand all provisions of the Code of Ethics; and (iii) agreed to comply with the terms of the Code of Ethics in every respect. Such report must immediately be delivered to the Chief Compliance Officer no later than 10 calendar days after commencement of employment.

Acknowledgement of Amendments

Employees will be provided with any amendments to the Code of Ethics and will submit a written acknowledgement that they have received, read, and understood the amendments to the Code of Ethics. Such acknowledgment should be delivered to the Chief Compliance Officer.

Annual Holdings Report and Certification

Each employee will be required to verify information regarding current security holdings and other private investment holdings where they have beneficial ownership and will certify on an annual basis in writing, on the “Annual Securities Holdings Report and Certification” attached as Appendix B, that they have read, understood, and complied with the Code of Ethics. Such report should immediately be delivered to the Chief Compliance Officer no later than 30 days after the calendar year-end. In addition, the report will include a representation that such employee has provided all of the reports required by the Code of Ethics and has not engaged in any prohibited conduct. If the employee is unable to make such a representation, Good Hill will require such employee to self-report any violations.

4.5	Quarterly Securities Transactions Report

Employees are required to instruct their broker-dealers to send duplicate broker-dealer account statements to the Chief Operating Officer which must be received by the Chief Compliance Officer, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an employee’s trades do not occur through a broker-dealer for any reason, such transactions shall be reported separately on the “Quarterly Securities Transactions Report” attached as Appendix D. Employees are reminded that they must also report transactions by members of their immediate family including spouse, children and other members of the household in accounts over which the employee has direct or indirect influence or control. If an employee has arranged to have brokerage account statements delivered to the Chief Compliance Officer, then the Quarterly Securities Transaction Reports are not required.

Exceptions from Reporting Requirement

Employees are not required to submit a transaction report with respect to the following transactions:

•	Transactions effected pursuant to an automatic investment plan.

•	Open-end mutual funds transactions as part of an account held at a mutual fund company where the employee does not have the ability to execute other types of securities transactions in the account.

•	401K plan accounts where such accounts are limited to selected investments in open- end mutual funds sponsored by the 401K plan provider.

Duplicate Copies

A form “Sample Brokerage Letter” is attached as Appendix E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular employee, such employee may complete and send a brokerage letter to each bank, broker or dealer maintaining an account on behalf of the employee or request a copy of a brokerage letter from the Chief Compliance Officer.

4.6	Personal Accounts Managed By Third Parties and Trust Accounts

Securities holdings and transactions in personal brokerage accounts held with third parties such as an investment manager (third party discretionary managed accounts) where discretion is legally granted to the third party and the Access Person does not have any direct or indirect influence or control over the account can be exempt from the reporting requirements subject to the following conditions:

1.The Access Person may not suggest purchases or sales of investments to the third party discretionary manager or Trustee.

2.The Access Person may not direct purchase or sales with regards to the personal accounts.

3.The Access Person may not consult with the third party discretionary manager or Trustee as to the particular allocation of investments to be made in the account.

4.The Access Person may not have any discussions with the trustee or the third- party discretionary manager concerning account holdings that may, in certain circumstances, reflect direct or indirect control or influence. <Please note that simple discussions regarding summaries that describe, or explain account activity without providing directions or suggestions on investments would not implicate influence or control.>

5.The Access Person must provide copies of transaction and holdings reports for third party discretionary accounts and information about a trustee or the relationship with the third-party manager to the Chief Compliance Officer when requested.

In order for the Access Person to be exempted from reporting of securities holdings and transactions in third party discretionary accounts to the Chief Compliance Officer, the Access Person must agree with the above conditions and certify in writing by completing the “Access Person Initial/Annual Third Party Certification for Discretionary and Trust Accounts” attached as Appendix H.

4.7	Temporary Employees, Interns and Consultants

Temporary employees, interns, consultants and/or other similar persons (“Outside Persons”) hired to provide services to Good Hill may also be deemed as a Supervised Person and Access Person depending on the role of the Outside Person. All Outside Persons deemed as a Supervised Person, but not an Access Person, must submit Appendix A and certify to the Code of Ethics but are not required to report and provide personal security holdings and transaction reports. All Outside Persons who are deemed as Access Persons must submit Appendix A, certify to the Code of Ethics and report all personal securities holdings and transactions. All such Outside Persons should be communicated to the Chief Compliance Officer who will determine, in consultation with Good Hill’s Chief Operating Officer, whether such Outside Persons are Supervised and/or Access Persons.

4.8	Confidentiality of Reports

Transactions and holdings reports of Access Persons will be maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code of Ethics or to comply with requests for information from government agencies.

5.	PERSONAL SECURITIES TRANSACTION POLICIES

Employees may not purchase or sell any security unless the transaction occurs in an Exempt Security (as defined below) or the employee has complied with the Personal Securities Transaction Policy set forth below.

5.1	Personal Trading Policy

Personal trading should not conflict with the securities traded by clients, distract an employee’s responsibilities or in any way compromise the interests of the company or its clients. All employees are subject to these policies regardless of the purpose of their personal trading account and violations of these policies could subject employees to breaking trades by selling or closing out a security position at the risk of a monetary loss or disgorgement of profits on any personal trade to a charitable organization of his/her choice. In addition, whenever a personal trade is unclear in relation to these policies, employees are encouraged to consult with the Chief Operating Officer or the Chief Compliance Officer prior to executing the personal trade.

Generally, employees are prohibited from the following activities when conducting personal trades:

•
Trading the same securities as positioned in client Funds and accounts. Any evidence of front running, piggybacking or trading based on the trading patterns and historical trades of any client trading could be grounds for dismissal.

•
Communicating to others confidential information concerning Good Hill and its clients or other material, non-public information where both federal law and Good Hill’s policy prohibit employees from trading on the basis of material, non-public information. If an employee receives information or recommendations from a broker, bank, corporate employee, research vendors or other source and has any doubt whether such information could be material, non-public information, the employee must immediately convey such information to the General Counsel, Chief Compliance Officer and the Chief Operating Officer and not act on the information or disclose it to anyone before receiving prior approval from the Chief Operating Officer.

•
Conducting excessive trading that could conflict with the securities traded by clients, distract an employee’s job responsibilities and/or create the appearance that could compromise Good Hill and its employee’s fiduciary duty to clients.

5.2	Pre-Clearance Procedures

With the exception of the exempt securities and investments as described in this policy, Good Hill’s employees must obtain written clearance for personal securities transactions before completing the transaction. Employees must complete and deliver to the Chief Operating Officer Good Hill’s “Trade Authorization Request Form” attached as Appendix G or may request authorization via email. In either case, Good Hill shall maintain the authorization request forms or the email.

Once pre-clearance is granted by the Chief Operating Officer, the pre-clearance approval is valid only for the day on which the approval is granted except that if the approval is granted after 3 p.m., the approval extends to 12:00 p.m. the following day (provided the following day is a business day). Unless otherwise noted, no pre-clearance is required for transactions of the following exempt securities.

•	Securities exempt from the personal holdings reporting requirements (Section 4.2 of this Code of Ethics).

•	Exchange Traded Funds (ETFs) – investment and index funds that trade on an exchange.

•	All equity stocks and options related securities (other than those on the Restricted List).

•	Commodities and futures.
•Cryptocurrencies - digital tokens / virtual currencies and other digital assets Employees may, if eligible to do so, invest in hedge funds run by others, but such investment remains subject to pre-clearance and all of the policies and procedures in this Code of Ethics and the Compliance Manual.

5.3	Pre-Clearance of Limited Offerings and Initial Public Offerings[6]

6 The term “limited offering” is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505, or 506 of Regulation D. The term “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

No employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or initial public offering (“IPO”) without first obtaining prior approval of the Chief Compliance Officer or his designee in order to preclude any possibility of the employee profiting improperly from his position with Good Hill. The Chief Compliance Officer or his designee shall (1) obtain from the employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the employee’s activities on behalf of a client); and (2) conclude, after consultation with a portfolio manager (who has no personal interest in the issuer of the limited offering or IPO), that no clients have any foreseeable interest in purchasing such security. A record of such approval by the Chief Compliance Officer or his designee and the reasons supporting those decisions shall be kept as required in the Record Keeping section of this Policy. Employees are required to submit a “Limited Offering & IPO Request and Reporting Form” attached as Appendix C to the Chief Compliance Officer prior to such investments.

5.4	Restricted List

The inclusion of issuers on the Restricted List may be triggered by the following events:

•	Where Good Hill employees receive material non-public information about a company that has issued publicly traded securities (a “Public Company”).

•	Where Good Hill becomes bound by a fiduciary obligation or other duty (for example, because an employee has become a board member of an investment Fund or other private or Public Company).

•	Where Good Hill employees receive material non-public information or other confidential information as a result of signing a confidentiality agreement.

•	Where Good Hill clients or employees are restricted from trading securities or funds due to sub-advisory relationships to investment companies.

•	Where Good Hill may obtain material non-public information about a company as result of a relationship with a third party.

•	Other similar events as deemed by the Principal Officer, Chief Operating Officer, General Counsel and/or the Chief Compliance Officer, if necessary.

Personal and Client Trading Restrictions

Generally, no trading of securities will be permitted by any employee or clients in a public or private company on the Restricted List, including but not limited to, trading in an employee’s personal account or on behalf of a client’s account where designated on the Restricted List. For certain issuers, investment professionals should consider the fact that they will be restricted from trading the securities of a public or private company for which any employee has received material non-public information. Client or personal trading of the public or private company securities on the Restricted List requires pre-clearance by the Chief Compliance Officer if it is determined that no employee is currently in possession of any material non-public information, subject to no other restrictions. The request for pre-clearance of the public or private company will be evidenced by an e-mail from the employee to the Chief Operating Officer, General Counsel and the Chief Compliance Officer. Additionally, any employee investment or sale in a private company would also be subject to the pre-clearance requirements as stated in Sections 5.2 and 5.3 of this Code of Ethics.

Newly hired employees who have reported personal holdings prior to the person becoming an employee or an Access Person of Good Hill as well as existing employees and clients may be unable to liquidate personal or client holdings of securities that are subsequently added to the Restricted List.

All employees have access to the Restricted List and are responsible to review the Restricted List prior to conducting any personal trading.

Restricted List Procedures

Employees will be responsible for contacting the Chief Operating Officer and the General Counsel any time that they receive, intend to receive or have access to any non-public information about a public or private company. All employees, whether investment professionals or non-investment professionals, will be regarded as having access to any material non-public information about a public or private company that has been received by any other employee.

An employee may also receive material non-public information associated with third party vendor access to private side information and downloading or “viewing” of research documentation that contains financial projections or other confidential information as a result of private side research conducted on a Public Company. For these cases, the Good Hill analyst must inform the General Counsel prior to accessing vendor sites for private side information for corporate issuers that are Public Companies. Access to the vendor site should be avoided until the General Counsel sends out an email to all Good Hill employees informing them of the inclusion of the issuer / related securities to the Restricted List. In the event that the General Counsel is not immediately available, the Chief Compliance Officer or the Chief Operating Officer can serve as a backup for this email communication.

Confidentiality Agreements

All confidentiality agreements are to be approved by the General Counsel and the Chief Operating Officer. A copy of the executed confidentiality agreement must also be provided to the General Counsel. Once an authorized signatory for Good Hill has signed a confidentiality agreement for the purpose of receiving material nonpublic information specifically related to a public or private company, Good Hill may be deemed to have already received such information, and the company may be placed on the Restricted List following consultation with the General Counsel. Employees are responsible for notifying the General Counsel of any other circumstances in which they believe an issuer should be restricted pursuant to this Code of Ethics.

Maintenance of the Restricted List

As determined by the Principal Officer, Chief Operating Officer, General Counsel and/or the Chief Compliance Officer if needed, issuers of a public or private company security may be added to the Restricted List. The General Counsel and the Chief Operating Officer, with the assistance of the Chief Compliance Officer, if necessary, will be responsible to monitor each public or private company on the Restricted List for the purposes of adding or deleting companies from the Restricted List. The General Counsel will communicate any intended deletions from the Restricted List to the Chief Compliance Officer prior to deleting a company from the Restricted List and issuers may only be removed from the Restricted List with the approval of the Chief Compliance Officer. The General Counsel or the Chief Compliance Officer will issue updated versions of the Restricted List to all employees.

Compliance Reviews

The Chief Compliance Officer or his designee will periodically review personal trading against the Restricted List. In the event that a violation is detected, Good Hill has the right to require the employee to immediately “break” the trade (sell the security or close out the position from employee’s brokerage account) and subject the employee to accepting losses on the trade or disgorgement of profits to a charity organization as selected by the employee. Trades affected for clients will be reviewed on a case-by-case basis to determine what remedies are needed to comply with this policy.

6.	ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

6.1	Training and Education

The Chief Compliance Officer is responsible for training and educating all Supervised Persons about this Code of Ethics. Training regarding the Code of Ethics will occur, at a minimum, on an annual basis. All Supervised Persons are required to attend the training sessions, read any applicable materials and sign-off on an attendance sheet.

6.2	Compliance Reviews

Good Hill will maintain all hard copy and electronic records in regards to this policy. The Chief Compliance Officer monitors personal trading, minimally, on a quarterly basis to identify potential conflicts of interests, the appearance of conflicts and for violations to the Code of Ethics. The Chief Compliance Officer conducts such reviews for personal trade violations, failure to pre-clear trades for limited offerings and initial public offerings, excessive trading and patterns of inappropriate trading. If an employee’s pattern of trading indicates that the employee is taking too much risk, devoting excessive time to personal trading (as determined by Good Hill’s Principal Officers7) or doing anything that might be detrimental to Good Hill, even if a specific policy is not broken, Good Hill reserves the right to take appropriate action, including to insist that the employee’s reportable account be closed.

7 Good Hill’s “Principal Officers” are Franklin Collins and Brant Brooks. References to the “Principal Officers” will mean Franklin Collins, Brant Brooks or their designee(s).

If Good Hill discovers that an employee is personally trading contrary to the policies set forth above, the employee shall meet with the Chief Compliance Officer and Good Hill’s Principal Officers to review the facts surrounding the transactions. This meeting shall help Good Hill to determine the appropriate course of action.

The Chief Compliance Officer will review the adequacy of the Code of Ethics and the effectiveness of its implementation at least annually and make recommendations for updating the Code of Ethics as a result of any changes in the regulations or changes in procedures. The Chief Compliance Officer will provide a written report as part of the Rule 206(4)-7 Annual Review Report summarizing:

•	Compliance with the Code of Ethics for the period under review;

•	Violations of the Code of Ethics for the period under review;

•	Sanctions imposed under the Code of Ethics during the period under review; and

•	Changes in policies and procedures recommended for the Code of Ethics.

6.3	Remedial Actions

Good Hill takes the potential for conflicts of interest caused by personal investing very seriously. Employees should be aware that Good Hill reserves the right to impose varied sanctions on policy violators depending on the severity of the policy violation, including termination of employment.

6.4	Reporting of Violations

Subject in all cases to the immediately following paragraph, Supervised Persons must report “apparent” or “suspected” violations in addition to actual or known violations of the Code of Ethics to the Chief Compliance Officer and must cooperate in any investigation relating to possible breaches of the Code of Ethics. Supervised Persons are encouraged to seek advice from the Chief Compliance Officer and all relevant Principal Officers with respect to any action or transaction which may violate this Code of Ethics and to refrain from any action or transaction which might lead to the appearance of a violation. The types of reporting by Supervised Persons required under this Code of Ethics includes: (i) noncompliance with applicable laws, rules, and regulations; (ii) fraud or illegal acts involving any aspect of Good Hill’s business; (iii) material misstatements in regulatory filings, internal books and records, clients records or reports; (iv) activity that is harmful to clients; and (v) deviations from required controls and procedures that safeguard clients and Good Hill. Reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately.

Nothing in the Code of Ethics, any Good Hill employment agreement, or any other agreement prohibits employees from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to, the Department of Justice or the SEC or making other disclosures that are protected under the whistleblower provisions of federal law or regulation and employees do not need prior approval, and they are not required to notify Good Hill, before making such a report or disclosure.

7.	INSIDER TRADING

Good Hill has adopted the “Policies and Procedures to Detect and Prevent Insider Trading” attached as Appendix F. All Supervised Persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under the Insider Trading Policies. All Supervised Persons shall also certify initially once the person has become a Supervised Person and at the end of each calendar year that they have read and understood this Code of Ethics which includes the Insider Trading Policies, and that they have complied with the requirements thereof. The Chief Compliance Officer shall maintain a copy of each executed acknowledgment.

8.	FCPA PREVENTION OF BRIBERY

Good Hill and its Supervised Persons are required to comply with all applicable anti- bribery laws, regulations and guidelines issued by the government and/or self-regulatory organizations in the countries in which it operates or invests, including the Foreign Corrupt Practices Act of 1977 (the “FCPA”). A violation of the FCPA occurs when a payment is made to a non-U.S. government official while “knowing” that the payment will be used to unlawfully get or keep business or direct business to anyone else. Under the FCPA, “knowing” includes situations where the circumstances make it fairly obvious that an illegal payment will occur, even if the applicable person did not actually know the payment would be made. Likewise, many countries in which Good Hill operates or invests are signatories to the Organization of Economic Cooperation and Development’s Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. Good Hill prohibits any of its Supervised Persons from making any corrupt payment to improperly obtain or retain business anywhere in the world.

9.	RECORD KEEPING

Copies of all Supervised Persons’ brokerage account statements for all reportable brokerage accounts must be maintained on file and readily available upon request. In addition to account statements, the following records will also be kept on file:

•	A copy of all Codes of Ethics in effect within the past five years.

•	Original reports, records or markings of all violations of the Code of Ethics.

•	Copies of all initial, annual and quarterly reports made by Supervised Persons.

•	A copy of all written acknowledgments for all persons who currently are, or within the past five years were, Supervised Persons, certifying receipt of the Compliance Manual and the Code of Ethics.

•	A record of the names of persons who currently are, or within the past five years were, Supervised Persons.

Appendix A

INITIAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Report of     (Please print your full name) Date:

As of the date appearing above, the following are each and every security and account in which I have a direct or indirect Beneficial Ownership (not including Exempted Securities such as bank certificates of deposit, open-end mutual fund shares, and Treasury obligations (T-bills notes and bonds) as defined in the Code of Ethics). The “Brokerage Accounts” and “List Any Holdings that are not held in Brokerage Accounts” sections need to be completed by all employees and only those Outside Persons who are deemed as Access Persons.

BROKERAGE ACCOUNTS

Name of Account Holder	Account Number	Brokerage Firm	Date Account Opened	Duplicate Copies of statements sent to CCO? (Yes or No)*

Note: You may submit hardcopies of brokerage statements and trade confirmations starting from the month the employee became a Supervised Person. In lieu of providing hardcopies on an ongoing basis, the Supervised Person must contact their brokerage firm and ensure that the Chief Compliance Officer or his designee is electronically designated as an interested party to all trade confirmations and brokerage statements.

LIST ANY HOLDINGS THAT ARE NOT HELD IN THE BROKERAGE ACCOUNTS LISTED ABOVE

Title of Security	Type of Security	Exchange Ticker or CUSIP No.	No. of Shares	Principal Amount	Trade Date	Interest Rate and Maturity Date	Nature of Transaction (Purchase/ Sale/gift, etc.)	Price	Broker, Dealer or Bank Involved	Nature of Ownership (Direct, Spouse, etc.)

As a Supervised and Access Person, I hereby certify that the securities and accounts listed above are the only securities and accounts in which I have a direct or indirect Beneficial Ownership or Beneficial Interest. As a Supervised Person, I hereby certify that I have read and understand the attached Code of Ethics. I further certify that I am subject to the Code of Ethics, will comply with its requirements in every respect and will not engage in conduct prohibited by the Code of Ethics. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code of Ethics has occurred. I understand that any failure to comply in all aspects may lead to sanctions including dismissal.
Signature:         Print Name:

Reviewed By:     Date:

Appendix B

ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Report of     (Please print your full name) Date:

As of the date appearing above, the following are each and every security and account in which I have a direct or indirect Beneficial Ownership (not including Exempted Securities such as bank certificates of deposit, open-end mutual fund shares, and Treasury obligations (T-bills notes and bonds) as defined in the Code of Ethics). The “Brokerage Accounts” and “List Any Holdings that are not held in Brokerage Accounts” sections need to be completed by all employees and only those Outside Persons who are deemed as Access Persons.

BROKERAGE ACCOUNTS

Name of Account Holder	Account Number	Brokerage Firm	Date Account Opened	Duplicate Copies of statements sent to CCO? (Yes or No)*

Note: If not currently being received by the Chief Compliance Officer, you may submit hardcopies of brokerage statements and trade confirmations. In lieu of providing hardcopies on an ongoing basis, the Supervised Person may contact their brokerage firm and ensure that the Chief Compliance Officer or his designee is electronically designated as an interested party to all trade confirmations and brokerage statements.

LIST ANY HOLDINGS THAT ARE NOT HELD IN THE BROKERAGE ACCOUNTS LISTED ABOVE

Title of Security	Type of Security	Exchange Ticker or CUSIP No.	No. of Shares	Principal Amount	Trade Date	Interest Rate and Maturity Date	Nature of Transaction (Purchase/ Sale/gift, etc.)	Price	Broker, Dealer or Bank Involved	Nature of Ownership (Direct, Spouse, etc.)

As a Supervised Person, I hereby certify to the following: (1) I have received a copy of the Code of Ethics and have read the Code of Ethics and understand its requirements. (2) I have complied with the Code of Ethics at all times during the previous calendar year and will comply with the Code of Ethics during the current calendar year. As a Supervised and Access Person, I have, during the previous calendar year, (1) disclosed and confirmed all holdings and transactions required to be disclosed or confirmed pursuant to the Code of Ethics. (2) I have, during the previous calendar year, disclosed and confirmed all accounts in which I have a beneficial interest, including any and all accounts over which I exercise trading discretion.

Signature:         Print Name:

Reviewed By:     Date:

Appendix C

LIMITED OFFERING & IPO REQUEST AND REPORTING FORM

Name of Issuer:

Type of Security:

Public Offering Date:          (for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this limited offering or IPO to profit improperly from my position as a Good Hill employee;

2.	The investment opportunity did not arise by virtue of my activities on behalf of a Good Hill client; and

3.	To the best of my knowledge, no Good Hill clients have any foreseeable interest in purchasing this security.

Furthermore, by signing below, I certify that I have read Good Hill’s Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand Good Hill reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date:             Signature:

Print Name:

Internal Use Only

    Approved     Not Approved Person Approving
Reasons Supporting Decision to Approve/Not Approve

Appendix D

QUARTERLY SECURITIES TRANSACTIONS REPORT

For the Calendar Quarter:     (1st Qtr., 2nd Qtr., 3rd Qtr. or 4th Qtr. 20 )
During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Good Hill’s Code of Ethics. If an employee has arranged to have brokerage statements delivered directly (or have delivered) brokerage statements to the Chief Compliance Officer for stated quarter, and have reported all their transactions, then this Quarterly Securities Transaction Report is not required.

SECURITY	TICK ER/ CUSIP	DATE	SHARES	PRINCIPAL AMOUNT	BUY/SELL	PRICE	CUSTODIAN

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:             Signature:

Print Name:

Proprietary Information and Confidential - For Internal Use Only

Appendix E

SAMPLE BROKERAGE LETTER

<DATE>

<NAME OF CUSTODIAN><ADDRESS>
<CITY, STATE ZIP>

Re: Account No.          Account Name

Dear <NAME>,

Effective immediately and until further notice, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account. Our receipt of this documentation is necessary for compliance with the personal trading policies and procedures of Good Hill Partners LP,
<EMPLOYEE NAME>’s employer.
Please mail the confirmations and account statements to: Good Hill Partners LP
Attn: William Hauf, Chief Operating Officer One Greenwich Office Park
Greenwich, CT 06831

If you have any questions or concerns, please feel free to give me a call at (xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely,

<Name> cc:<Name>

Appendix F

POLICIES AND PROCEDURES TO DETECT AND PREVENT INSIDER TRADING

Good Hill’s business may require employees to deal with confidential information. The proper handling of material, non-public information is critical to Good Hill’s integrity. Good Hill’s reputation is a vital asset and even the appearance of the misuse of material, non-public information should be avoided. The misuse of non-public information may violate federal and state securities laws and other legal and regulatory requirements. Violations may be damaging to both the reputation and financial position of Good Hill and its employees.

Good Hill forbids trading, either for oneself or for others, on material, non-public information or communicating material, non-public information to others in violation of the law. This conduct is frequently called “insider trading.” Good Hill’s policy extends to activities within and outside one’s relationship with Good Hill. Individuals who cease to work for Good Hill must continue to maintain the confidentiality of inside and proprietary information learned during their employment.

Although “insider trading” is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material, non-public information or communicating material, non-public information to others in violation of the law.

In the past, securities laws have been interpreted to prohibit the following activities:

•	trading by an insider while in possession of material, non-public information;

•	trading by a non-insider while in possession of material, non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	communicating material, non-public information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all of Good Hill’s employees (“Covered Persons”) as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Covered Person is an officer, director or 10% or greater stockholder and partnerships of which the Covered Person is a partner unless the Covered Person has no direct or indirect control over the partnership. If any employee has questions about whom this policy covers, such employee should consult the Chief Compliance Officer.

What Information is Material?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company’s securities. No simple

“bright line” test exists to determine whether information is material; assessments of materiality involve highly fact-specific inquiries. Good Hill employees should direct any questions regarding the materiality of information to the Chief Compliance Officer.

The following is an illustrative list of the type of information that is generally regarded as “material”:

•	information relating to a company’s results and operations;

•	dividend or earnings announcements (dividend changes, earnings results, changes in previously released earnings estimates);

•	write-downs or write-offs of assets;

•	additions to reserves for bad debts or contingent liabilities;

•	expansion or curtailment of company or major division operations;

•	merger and joint venture announcements;

•	new product/service announcements;

•	discovery or research developments;

•	criminal, civil and government investigations and indictments;

•	pending labor disputes;

•	debt service or liquidity problems;

•	bankruptcy or insolvency problems;

•	tender offers, stock repurchase plans, etc.; or

•	recapitalization.

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security and therefore be considered material. Material information may also relate to the market for a security. Information about a significant order to purchase or sell securities, in some contexts, may be deemed material; similarly, prepublication information regarding reports in the financial press may also be deemed material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Good Hill’s employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the employee makes him a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. For example, a personal benefit to the “tipper” may exist whenever the information was disclosed with the expectation that the recipient would trade on it and the disclosure resembles trading by the “tipper” followed by a gift of the profits to the “tippee”. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to Follow if an Employee Believes That He Possesses Material, Non-Public Information

Good Hill has established the restricted list policies and procedures and the following procedures to help each employee avoid insider trading and to aid Good Hill in preventing, detecting and imposing sanctions against insider trading. Each employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If any employee has questions about these procedures, such employee should consult the General Counsel or Chief Compliance Officer.

If an employee has questions as to whether he is in possession of material, non-public information, the employee must inform the General Counsel and the Chief Compliance Officer as soon as possible. From this point, the employee, the General Counsel, Chief Compliance Officer and Good Hill’s principal officers will conduct research to determine if the information is likely to be considered important to investors in making investment decisions and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, a Good Hill employee:

•	shall not trade the securities of any company in which he is deemed an insider who may possess material, non-public information about the company;

•	shall not trade the securities of any company except in accordance with Good Hill’s Personal Securities Transaction Policy and the securities laws;

•	shall submit personal brokerage statements in accordance with the Personal Security Transaction Policy;

•	shall not discuss any potentially material, non-public information with colleagues, except as specifically required by his position;

•
shall immediately report the potential receipt of non-public information to the General Counsel, Chief Compliance Officer and Good Hill’s principal officers in accordance with the Restricted List policy; and

•
shall not proceed with any research, trading or other investment advisory activities until the General Counsel, Chief Compliance Officer and Good Hill’s principal officers inform the employee of the appropriate course of action.

Serving As Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, Good Hill may determine that it is in its clients’ best interests for an employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of Good Hill can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material, non-public information.

As an outside board member or officer, an employee may come into possession of material, non-public information about the outside company or other public companies. It is critical that a proper information barrier be in place between Good Hill and the outside organization and that the employee not communicate such information to other Good Hill employees in violation of the information barrier.

Similarly, Good Hill may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the decision to retain or hire Good Hill.

Good Hill employees are prohibited from engaging in such outside activities without the prior written approval from the Chief Compliance Officer. Approval will be granted on a case- by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved.

Appendix G

TRADE AUTHORIZATION REQUEST FORM

REQUESTED BY:

DATE OF REQUEST:     *

Background Information

Security Name /Symbol:         /

Proposed Trade:    Buy

Sell

Short

Number of Shares/Principal:

Is this a “New Issue”?    Yes         No

Brokerage Firm/Account No.:         /

Additional Questions (Please Initial)

Does any Good Hill client currently hold a position of any kind in this issuer?    Yes     No

Do you, or to your knowledge upon due inquiry, does any other person associated with Good Hill possess material, non-public information regarding the security or the issuer of
the security?    Yes     No

To your knowledge upon due inquiry, are there any outstanding purchase or sell orders for
this security (or any equivalent security) by any Good Hill client?    Yes     No

To your knowledge upon due inquiry are the securities (or equivalent securities) being
considered for purchase or sale by one or more Good Hill clients?    Yes     No

Is the basis for your interest in this transaction derived from any discussions with
other Good Hill personnel?    Yes     No
*    *    *
I believe that the proposed trade fully complies with the requirements of Good Hill’s personal trading policy. I understand that Good Hill reserves the right to direct me to rescind a trade even if approval is granted.

Employee
	PRINT NAME	SIGNATURE	DATE

Approved

*    *    *
Rejected

Comp. Officer Signature

PRINT NAME:     DATE:     TIME:

* The pre-clearance approval is valid only for the day in which the approval is granted, except that if the approval is granted after 3 p.m. the approval is valid until 12:00 p.m. the following day (provided the following day is a business day).

Appendix H Good Hill Partners LP
ACCESS PERSON INITIAL/ANNUAL CERTIFICATION FOR THIRD PARTY DISCRETIONARY AND TRUST ACCOUNTS8

Access Person Name: [    ]    Submission Date: [    ] To: Chief Compliance Officer, Good Hill Partners LP
I certify for the below listed third party discretionary and Trust account(s) where I have direct or indirect beneficial interest that I do not have investment authority over the account and that I do not have any direct or indirect influence or control over the account as defined below:

1.	I have not previously and will not suggest purchases or sales of investments to the third party discretionary manager or Trustee;

2.	I have not or will not direct purchase or sales with regards to my personal accounts;

3.	I have not or will not consult with the third party discretionary manager or Trustee as to the particular allocation of investments to be made in the account.

Account Holder Name Account #    Brokerage Firm    Date Acct Opened

I also certify that I will not have any discussions with the trustee or the third-party discretionary manager concerning account holdings that may, in certain circumstances, reflect direct or indirect control or influence. <Please note that simple discussions regarding summaries, that describes, or explains account activity without providing directions or suggestions on investments would not implicate influence or control>.

I will also cooperate and agree to provide copies of transaction and holdings reports for the above listed accounts and information about a trustee or my relationship with the third-party manager’s relationship to the Chief Compliance Officer when requested. I also understand the meaning of no direct or indirect influence or control and will make inquiries to the Chief Compliance Officer if needed. Should circumstances change with my accounts listed in this report, I will promptly notify the Chief Compliance Officer.
Signature:

Print Name:

8 Trust accounts where I (a) am grantor or beneficiary of a trust managed by a third-party trustee and (b) have limited involvement in trust affairs.

APPENDIX I

Good Hill Partners LP

POLITICAL CONTRIBUTION REPORTING/DISCLOSURE FORM

Name:

Title (if any):

Residence Address for Voting Purposes:

For new employees, please disclose all contributions made on or after <insert date>. For active employees, please complete the form and return to the Chief Compliance Officer.

Recipient Name/Date of Contribution	Candidate for Which Office and Current Office Held if applicable	Entitled to vote for Candidate?	(CHECK ONE) Current Office Political holder Candidate PAC Party Other	Federal or State (specify)	Dollar Amount

Number of days contribution will be made after approval:     (must be within 30 days) Check here if a prior contribution was made to the same recipient

Attestation: I certify that the information provided by me in this statement is true and accurate to the best of my knowledge and the proposed contribution was not solicited by Good Hill Partners LP or any Good Hill employee.

Employee Signature	Printed Name	Date

Approval Required:
Signature	Printed Name	Date